UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date of earliest event reported)		November 10, 2025

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston,	Texas	77046
(Address of principal executive office)

(866)	913-2122
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On November 10, 2025, Boardwalk Pipeline Partners, LP (the "Company") and certain of its wholly-owned subsidiaries entered into a Fourth Amended and Restated Revolving Credit Agreement (the "Amended Credit Agreement") among the Company, as guarantor, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LLC, as borrowers (the "Borrowers"), and the several lenders and issuers party thereto (the "Lenders"), Wells Fargo Bank, N.A., as administrative agent, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Regions Bank, Truist Bank, U.S. Bank National Association, Bank of America, N.A., and Sumitomo Mitsui Banking Corporation, as co-syndication agents and the other agents identified therein. Under the Amended Credit Agreement, the Lenders will provide the Borrowers certain revolving loans, swingline loans and letters of credit to be used for general partnership purposes, including acquisitions, capital expenditures and payment of distributions, in an aggregate amount of up to $1.0 billion. Each Borrower is subject to a separate sublimit for borrowings under this facility. The Company has guaranteed the obligations of the Borrowers under the Amended Credit Agreement.

Maturity. The Amended Credit Agreement has a maturity date of November 10, 2030.

Prepayments. The Borrowers are allowed to prepay all loans under the credit facility at any time without premium or penalty (other than customary breakage costs).

Interest. Interest is determined, at the Company's election, by reference to (a) the base rate, plus an applicable margin from 0.00% to 0.75% based on the individual Borrower's credit rating, which is the highest of (1) the prime rate, (2) the federal funds rate plus 0.50% and (3) the one month term Secured Overnight Financing Rate plus 1.00%, or (b) the term Secured Overnight Financing Rate, plus an applicable margin from 1.00% to 1.75% based on the individual Borrower's credit rating. The credit agreement provides for a quarterly commitment fee charged on the average daily unused amount of the revolving credit facility ranging from 0.10% to 0.25% which is determined based on the individual Borrower's credit rating from time to time.

Conditions. The Borrowers’ ability to borrow amounts under the revolving credit facility will be subject to the execution of customary documentation relating to the facility, including satisfaction of certain customary conditions precedent and compliance with terms and conditions included in the loan documents.

Financial Covenant. The Amended Credit Agreement requires that the Company maintain a minimum ratio, as of the last day of each fiscal quarter, of Consolidated Total Debt (as defined in the Amended Credit Agreement), less any cash and Cash Equivalents (as defined in the Amended Credit Agreement) so long as there are no outstanding borrowings or unpaid drawings on letters of credit under the revolving credit facility to Consolidated EBITDA (as defined in the Amended Credit Agreement), measured for the preceding four fiscal quarters, of not more than 5.00 to 1.00. If the Company, a Borrower or any of their subsidiaries completes an acquisition having a purchase price of $100.0 million or more that otherwise meets the conditions for a qualifying acquisition under the credit facility, the leverage ratio increases to 5.50 to 1.00 for the quarter in which the acquisition occurs and a period of three consecutive fiscal quarters immediately following the quarter in which the acquisition occurred.

Negative Covenants. The Amended Credit Agreement prohibits the Borrowers from declaring dividends or distributions if any event of default, as defined in the Amended Credit Agreement, occurs or would result from such a declaration. In addition, the Amended Credit Agreement contains covenants (subject to various exceptions) limiting the ability of the Company, the Borrowers and their subsidiaries to, among other things:

•incur or guarantee indebtedness;
•make certain negative pledges and grant certain liens;
•make certain restricted payments on subordinated debt;
•enter into sale and lease-back transactions;
•enter into any transaction with an affiliate;
•make any material changes to the nature of its business; or
•enter into a merger, consolidation or sale of assets.

Events of Default. If an event of default exists under the Amended Credit Agreement, the lenders will be able to terminate the commitments under the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following will be an event of default under the Amended Credit Agreement:

•failure to pay any principal, interest, fees, expenses or other amounts when due;
•failure of any representation or warranty to be true and correct in any material respect;
•failure to perform or otherwise comply with the covenants in the Amended Credit Agreement or other loan documents, subject to certain grace periods;
•default by a Borrower or an affiliate of a Borrower on the payment of any other indebtedness in excess of $50.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;
•bankruptcy or insolvency events involving a Borrower or an affiliate of a Borrower;
•the entry of, and failure to pay, one or more adverse judgments in excess of $25.0 million with respect to which enforcement proceedings are brought or that are not stayed pending appeal;
•a change in control of the Company or a Borrower;
•the invalidity or unenforceability of any material provision in the Amended Credit Agreement or related documents; and
•the occurrence of certain events with respect to employee benefit plans subject to ERISA.

A copy of the Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1
 Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025, among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LLC, as borrowers, Boardwalk Pipeline Partners, LP, as guarantor, the several lenders and issuers party thereto, Wells Fargo Bank, N.A., as administrative agent, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Regions Bank, Truist Bank, U.S. Bank National Association, Bank of America, N.A., and Sumitomo Mitsui Banking Corporation, as co-syndication agents, and Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., J.P. Morgan Chase Bank, N.A., MUFG Bank, Ltd., Regions Capital Markets, a division of Regions Bank, Truist Securities, Inc., U.S. Bank National Association, BOFA Securities, Inc., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Steven A. Barkauskas
Steven A. Barkauskas
Senior Vice President, Chief Financial Officer
(Duly authorized officer and principal financial officer)

Dated: November 12, 2025